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                                                                   EXHIBIT 10.11

                           LOAN AND SECURITY AGREEMENT

      THIS LOAN AND SECURITY AGREEMENT NO. 3861 (this "Agreement") is entered into as of March 26, 2004, by and between LIGHTHOUSE CAPITAL PARTNERS V, L.P. ("Lender") and ALNYLAM PHARMACEUTICALS, INC., a Delaware corporation ("Borrower").

                                    RECITALS

      Borrower wishes to borrow money from time to time from Lender and Lender desires to lend money to Borrower. This Agreement sets forth the terms on which Lender will lend to Borrower and Borrower will repay the loan to Lender.

                                    AGREEMENT

      The parties agree as follows:

      1. DEFINITIONS AND CONSTRUCTION

            1.1 DEFINITIONS. As used in this Agreement, the following terms shall have the following definitions:

                  "ACH" means the nationwide Automated Clearing House electronic funds transfer system that processes electronically originated batches of credit and debit transfers.

                  "ACH Authorization Form" means the ACH Authorization Form in substantially the form of that attached here to as EXHIBIT E.

                  "Affiliate" means a Person that directly or indirectly, through one of more intermediaries, controls or is controlled by, or is under common control with the Borrower.

                  "Available Softcost Allowance" means an amount not to exceed Four Million Dollars ($4,000,000) such amount to be used for software, soft costs (including tangible assets located outside of the continental United States), taxes, insurance, freight and installation expenses, soft costs associated with the SVB Obligations, and general corporate purposes (collectively, "Soft Costs").

                  "Basic Rate" means a per annum rate of interest (based on a year of three hundred and sixty (360) days and actual days elapsed) equal to the Prime Rate as quoted in the western edition of The Wall Street Journal on the Funding Date plus 300 basis points.

                  "Borrower's Books" means all of Borrower's books and records including: ledgers; records concerning Borrower's assets or liabilities, the Collateral, business operations or financial condition; and all computer programs, or tape files, and the equipment, containing such information.

                  "Business Day" means any day that is not a Saturday, Sunday, or other day on which banks in the Commonwealth of Massachusetts are authorized or required to close.

                  "Change in Control" means any transaction, or series of related transactions whereby the shareholders of the Borrower owning at least fifty percent (50%) of the outstanding voting securities of the Borrower immediately prior to such transaction(s) own less than fifty percent (50%) of the outstanding voting securities of the Borrower as a result of such transaction(s); provided that a Change of Control shall not include the initial public offering of the Borrower's securities in an underwritten registration and sale.

                  "Code" means the Uniform Commercial Code as adopted and in effect in the Commonwealth of Massachusetts, as amended from time to time.

                  "Collateral" means the Property described on EXHIBIT A attached hereto.

                  "Commitment" means Ten Million Dollars ($10,000,000).
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                  "Commitment Fee" means Twenty-five Thousand Dollars ($25,000).

                  "Commitment Termination Date" means June 30, 2005.

                  "Confidential Disclosure Agreement" means the Confidential Disclosure Agreement in the form of EXHIBIT G attached hereto.

                  "Contingent Obligation" means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend, letter of credit or other obligation of another, including any such obligation directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business), co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported.

                  "Default" means any event which with the passing of time or the giving of notice or both would become an Event of Default hereunder.

                  "Default Rate" means the per annum rate of interest equal to three percent (3%) above the Basic Rate, but such rate shall in no event be more than the highest rate permitted by applicable law to be charged on commercial loans.

                  "Event of Default" has the meaning given to such term in
SECTION 8.

                  "Event of Loss" has the meaning given to that term in SECTION 6.10.

                  "Final Payment" means, with respect to each Loan, a payment (in addition to and not in substitution for the regular monthly payments of principal and accrued interest) due on the Maturity Date, equal to the Loan Amount for such Loan at such time multiplied by the Final Payment Percentage.

                  "Final Payment Percentage" means Eleven and one half per cent (11.5%).

                  "Funding Date" means any date on which a Loan is made to or on account of Borrower under this Agreement.

                  "Governmental Authority" means (a) any federal, state, county, municipal or foreign government, or political subdivision thereof, (b) any governmental or quasi-governmental agency, authority, board, bureau, commission, department, instrumentality or public body, (c) any court or administrative tribunal or (d) with respect to any Person, any arbitration tribunal or other non-governmental authority to whose jurisdiction that Person has consented.

                  "Indebtedness" means (a) all indebtedness for borrowed money or the deferred purchase price of Property or services, including reimbursement and other obligations with respect to surety bonds and letters of credit, (b) all obligations evidenced by notes, bonds, debentures or similar instruments,
(c) all capital lease obligations, and (d) all Contingent Obligations.

                  "Lender's Expenses" means all reasonable costs or expenses (including reasonable attorneys' fees and expenses and Lender's out of pocket costs) incurred in connection with the preparation and negotiation, administration, and enforcement of the Loan Documents; and Lender's reasonable attorneys' fees and expenses incurred in amending, modifying, enforcing or defending the Loan Documents, including in the exercise of any rights or remedies afforded hereunder or under applicable law, whether or not suit is brought; provided, however, that Lender's Expenses shall not exceed $20,000 for the preparation and negotiation of the initial set of Loan Documents.

                  "Lien" means any pledge, bailment, lease, mortgage, hypothecation, conditional sales and title retention agreement, charge, claim, encumbrance or other lien in favor of any Person.

                  "Liquidation Event" means any of the following: (i) a merger of Borrower with another entity; or (ii) the sale of all or substantially all of Borrower's assets; or (iii) a transaction in which the shareholders
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immediately prior to such transaction own less than 50% of the equity securities of Borrower immediately after such transaction; or (iv) the initial public offering of any of Borrower's equity securities.

                  "Loan" means each advance of credit by Lender to Borrower under this Agreement.

                  "Loan Agreement Supplement" means a supplement to this Agreement in substantially the form of EXHIBIT C.

                  "Loan Amount" means, with respect to each Loan, as of any date, the original principal amount of such Loan less the aggregate of all Prepayment Amounts relating to prepayments of such Loan paid prior to such date.

                  "Loan Commencement Date" means July 1, 2005.

                  "Loan Documents" means, collectively, this Agreement, the Warrants, and all other documents, instruments and agreements entered into between Borrower and Lender in connection with this Agreement, all as amended or extended from time to time.

                  "Loan Factor" means, with respect to each Loan, the amount set forth as a percentage in the Summary of Loan Agreement Supplement with respect to such Loan, calculated using the Basic Rate applicable to such Loan.

                  "Maturity Date" means June 30, 2009, or if earlier, the date of prepayment under SECTION 2.5.

                  "Minimum Funding Amount" means Five Hundred Thousand Dollars ($500,000).

                  "Negative Pledge Agreement" means an agreement in the form of EXHIBIT F or such other form as Lender may agree to accept.

                  "Obligations" means all debt, principal, interest, fees, charges, expenses and attorneys' fees and costs and other amounts, obligations, covenants, and duties owing by Borrower to Lender of any kind and description (whether pursuant to or evidenced by the Loan Documents (other than the Warrants), or by any other agreement between Lender and Borrower, and whether or not for the payment of money), whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, including the principal, interest and Final Payment due with respect to the Loans, and including any debt, liability, or obligation owing from Borrower to others that Lender may have obtained by assignment or otherwise, and further including all interest not paid when due and all Lender's Expenses that Borrower is required to pay or reimburse by the Loan Documents (other than the Warrants), by law, or otherwise.

                  "Payment Date" has the meaning given to that term in SECTION 2.4(A).

                  "Permitted Liens" means the following:

                        (A) The Lien created by this Agreement;

                        (B) Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings, provided the same have no superior priority over Lender's Lien in the Collateral; and

                        (C) Liens to secure payment of worker's compensation, employment insurance, old age pensions or other social security obligations of Borrower in the ordinary course of business of Borrower.

                  "Person" means and includes any individual, any partnership, any corporation, any business trust, any joint stock company, any limited liability company, any unincorporated association or any other entity and any domestic or foreign national, state or local government, any political subdivision thereof, and any department, agency, authority or bureau of any of the foregoing.
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                  "Prepayment Amount" means in the case of a mandatory
prepayment pursuant to SECTIONS 2.5(A) and 6.10, the original Stated Cost of the item of Collateral with respect to which such prepayment relates.

                  "Prepayment Fee" means an amount equal to (a) six percent (6.0%) of the principal amount prepaid during the 2006 calendar year, (b) four percent (4.0%) of the principal amount prepaid during the 2007 calendar year,
(c) two percent (2.0%) of the principal amount prepaid during the 2008 calendar year and (d) zero percent (0.0%) of the principal amount prepaid during the 2009 calendar year.

                  "Property" means any interest in any kind of property or asset, whether real, personal or mixed, whether tangible or intangible.

                  "Repayment Period" means the period beginning on the first Payment Date and continuing for forty-eight (48) calendar months.

                  "Responsible Officer" means each of the Chief Executive Officer and the Chief Financial Officer of Borrower.

                  "Scheduled Payments" has the meaning given to such term in
SECTION 2.4(A).

                  "Stated Cost" means with respect to an item of Collateral, the original cost to Borrower of the item of Collateral net of any and all freight, installation, tax and other soft costs.

                  "Stipulated Loan Value" means, with respect to each Loan, the percentages set forth in ANNEXB to the Loan Agreement Supplement for such Loan.

                  "Subsidiary" means any corporation of which a majority of the outstanding capital stock entitled to vote for the election of directors (otherwise than as the result of a default) is owned by Borrower directly or indirectly through Subsidiaries.

                  "Summary of Loan Agreement Supplement" means, with respect to each Loan, the "Summary of Loan Agreement Supplement" attached as ANNEX C to the Loan Agreement Supplement prepared by Lender in connection with such Loan.

                  "SVB Obligations" means, Borrower's existing facility under that certain Loan and Security Agreement with Silicon Valley Bank dated December 18, 2002, as amended.

                  "Term" means the period from and after the date hereof until termination of the Commitment and the payment in full of all Obligations, including amounts and liabilities payable under this Agreement and the other Loan Documents, including principal and interest on the Loans and the Final Payment with respect to each Loan.

                  "Warrants" means the Warrants in favor of Lender and Lighthouse Capital Partners IV, L.P. to purchase securities of Borrower substantially in the form of EXHIBITS B-1 AND B-2.

            1.2 OTHER INTERPRETIVE PROVISIONS. References in this Agreement to "Articles," "Sections," "Exhibits," "Schedules" and "Annexes" are to recitals, articles, sections, exhibits, schedules and annexes herein and hereto unless otherwise indicated. References in this Agreement and each of the other Loan Documents to any document, instrument or agreement shall include (a) all exhibits, schedules, annexes and other attachments thereto, (b) all documents, instruments or agreements issued or executed in replacement thereof, and (c) such document, instrument or agreement, or replacement or predecessor thereto, as amended, modified and supplemented from time to time and in effect at any given time. The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement or any other Loan Document shall refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Loan Document, as the case may be. The words "include" and "including" and words or similar import when used in this Agreement or any other Loan Document shall not be construed to be limiting or exclusive. Unless otherwise indicated in this Agreement or any other Loan Document, all accounting terms used in this Agreement or any other Loan Document shall be construed, and all
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accounting and financial computations hereunder or thereunder shall be computed, in accordance with generally accepted accounting principles as in effect in the United States of America from time to time.

      2. LOAN AND TERMS OF PAYMENT

            2.1 COMMITMENT. Subject to the terms and conditions of this Agreement and relying upon the representations and warranties herein set forth as and when made or deemed to be made, Lender agrees to lend to Borrower the Loans; provided that the aggregate principal amount of the Loans shall not exceed the Commitment at such time; provided further, that the aggregate principal amount of the Loans on the Commitment Termination Date shall not exceed the Stated Cost of the Tangible Assets (as defined in SECTION 2.2) financed with such Loan plus the Available Softcost Allowance; provided further that such financed items are delivered (to the extent delivery is necessary), to Borrower within ninety (90) days of the Funding Date. With respect to the first Loan only, provided that the Funding Date of such Loan is within forty-five (45) days of the closing date of this Agreement, Lender agrees to finance Tangible Assets delivered (to the extent delivery is necessary) to Borrower in the period since July 1, 2003 at an amount equal to its Stated Cost. If prepaid, the principal of the Loans may not be re-borrowed.

            2.2 USE OF PROCEEDS; THE LOAN.

                  (A) USE OF PROCEEDS. The proceeds of the Loans shall be used solely for the acquisition of new and used computers, peripherals, analytical and test equipment, laboratory equipment and furniture, office furniture and equipment and costs for similar items associated with the SVB Obligations (collectively, the "Tangible Assets"), soft costs (including all tangible assets located outside of the continental United States, soft costs associated with the SVB Obligations, taxes, insurance, freight and installation expenses) and general corporate purposes, subject however to the limits set forth in SECTION
2.1. Each invoice for such equipment shall have a minimum value of One Thousand Dollars ($1,000) or such lesser amount as Lender may from time to time allow.

                  (B) THE LOANS. The Loans shall be repayable in consecutive monthly installments in accordance with the terms of SECTION 2.4. Lender may, and is hereby authorized by Borrower to, endorse in its books and records appropriate notations regarding Lender's interest in the Loans; provided, however, that the failure to make, or an error in making, any such notation shall not limit or otherwise affect the Obligations of Borrower hereunder.

            2.3 PROCEDURE FOR MAKING LOAN.

                  (A) NOTICE. Whenever Borrower desires that Lender make a Loan, Borrower shall so notify Lender in writing (or by telephone with prompt confirmation in writing) at least fifteen (15) Business Days in advance of the desired Funding Date, which notice shall be irrevocable. Lender's obligation to make Loans shall be expressly subject to the satisfaction of the conditions set forth in SECTIONS 3.1 and 3.2. Lender shall have the right, exercisable at any time, to request that Borrower furnish Lender with such additional information with respect to the Loans as Lender shall reasonably request.

                  (B) LOAN INTEREST RATE. Borrower shall pay interest on each Loan from the Funding Date until such Loan has been paid in full, at a per annum rate of interest equal to the Basic Rate. The Basic Rate applicable to each Loan shall be fixed on the Loan Commencement Date and shall not be subject to change in the absence of a manifest error. All computations of interest on each Loan shall be based on a year of three hundred and sixty (360) days for actual days elapsed. Notwithstanding any other provision hereof, the amount of interest payable hereunder shall not in any event exceed the maximum amount permitted by the law applicable to interest charged on commercial loans.

                  (C) LOAN FACTOR AND STIPULATED LOAN VALUE CALCULATION. On the Loan Commencement Date, Lender shall establish the Loan Factor and a schedule of Stipulated Loan Values with respect to the applicable Loan. The Loan Factor shall be calculated in a manner to fully amortize the Loan over the Repayment Period applicable to such Loan in equal periodic installments of principal and interest. The Loan Factor and schedule of Stipulated Loan Values applicable to such Loan shall be set forth in the Loan Agreement Supplement prepared by Lender with respect to such Loan and shall be conclusive in the absence of a manifest error.

                  (D) DISBURSEMENT. Subject to the satisfaction of the conditions set forth in SECTIONS 3.1 and 3.2 with
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respect to the initial Loan and the satisfaction of the conditions set forth in
SECTION 3.2 with respect to each subsequent Loan, Lender shall at its election, disburse the Loans either through an ACH funds transfer arrangement or via wire transfer of funds, in each case to an account designated by Borrower.

                  (E) TERMINATION OF COMMITMENT TO LEND. Notwithstanding anything in the Loan Documents, Lender's obligation to lend the undisbursed portion of the Commitment to Borrower hereunder shall terminate on the earlier of (i) at the Lender's sole election, the occurrence and continuance of any Default or Event of Default hereunder, and (ii) the Commitment Termination Date. Notwithstanding the foregoing, Lender's obligation to lend the undisbursed portion of the Commitment to Borrower shall terminate if, in Lender's sole judgment, there has been a material adverse change in the general affairs, management, results of operations, condition (financial or otherwise) or prospects of Borrower, whether or not arising from transactions in the ordinary course of business, or there has been any material adverse deviation by Borrower from the business plan of Borrower presented to and not disapproved by Lender, since the date of this Agreement.

      2.4 AMORTIZATION OF PRINCIPAL AND INTEREST; INTERIM PAYMENT; FINAL
PAYMENT.

                  (A) PRINCIPAL AND INTEREST PAYMENTS ON PAYMENT DATES. Borrower shall make payments of principal and accrued interest in advance for each Loan (collectively, "Scheduled Payments"), commencing on the Loan Commencement Date with respect to such Loan and continuing thereafter during the Repayment Period on the first Business Day of each calendar month (each a "Payment Date"), in an amount equal to the Loan Factor multiplied by the Loan Amount for such Loan as of such Payment Date. In any event, all unpaid principal and accrued interest shall be due and payable in full on the last Payment Date with respect to such Loan.

                  (B) INTERIM PAYMENT. In addition to the Scheduled Payments, Borrower shall pay to Lender, monthly in advance, an amount (the "Interim Payment") equal to accrued interest on the principal amount of each Loan calculated at the Basic Rate with respect to such Loan from the Funding Date (and thereafter recalculated on the first Business Day of each calendar month during which an Interim Payment is due), until commencement of the Repayment Period with respect to the Loan.

                  (C) FINAL PAYMENT. On the Maturity Date, Borrower shall pay, in addition to the unpaid principal and accrued interest and all other amounts due on such date with respect to such Loan, an amount equal to the Final Payment with respect to such Loan.

                  (D) COMMITMENT FEE. The Commitment Fee shall be applied to the expenses (including documentation and legal expenses), interim payments, the first month's payment and every subsequent payment until fully applied.

                  (E) LATE FEE. A late charge on any Scheduled Payments or other sums due hereunder which are past due, in an amount equal to two percent (2%) of the past due amount, payable on demand.

      2.5 PREPAYMENTS.

                  (A) PREPAYMENT UPON AN EVENT OF LOSS. If any Collateral is subject to an Event of Loss and Borrower is required to or elects to prepay the Loans with respect to such Collateral pursuant to SECTION 6.10, then the Loans shall be prepaid to the extent and in the manner provided in such section.

                  (B) MANDATORY PREPAYMENT UPON AN ACCELERATION. If the Loans are accelerated following the occurrence of an Event of Default or otherwise (other than following an Event of Loss), then Borrower shall immediately pay to Lender (i) all unpaid Scheduled Payments with respect to the Loans due prior to the date of prepayment, (ii) the Stipulated Loan Value with respect to each Loan multiplied by the Loan Amount of such Loan, and (iii) all other sums, if any, that shall have become due and payable hereunder with respect to such Loan.

                  (C) VOLUNTARY PREPAYMENT. Borrower may voluntarily prepay the Loans, provided that each of the following conditions is satisfied: Borrower pays to Lender (i) all unpaid Interim and Scheduled Payments with respect to the Loans due prior to the date of prepayment, plus (ii)(a) in the event the Loans are prepaid in calendar year 2004 or 2005, the aggregate payments remaining under the Loans plus any accrued interest, or (b) if the Loans are prepaid subsequent to calendar year 2005, the outstanding principal amount of the Loans, any unpaid accrued interest and the applicable Prepayment Fee, plus (iii) the Final Payment, plus (iv) all other sums, if any, that shall have become due and payable hereunder with respect to the Loans.
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                  (D) NO OTHER PREPAYMENT. Borrower may not prepay any Loan
except upon the occurrence of an event described in SECTION 2.5(A), (B) OR (C) above in which event the prepayment shall be made as described in such sections.

      2.6 OTHER PAYMENT TERMS.

                  (A) PLACE AND MANNER. Borrower shall authorize Lender to cause all payments due to Lender hereunder, whether such payments are on account of the Loans, expenses, fees or other payments due Lender, to be made through an ACH funds transfer arrangement reasonably acceptable to Lender, in lawful money of the United States, in good same day or immediately available funds to an account designated by Lender. Borrower shall execute and deliver the ACH Authorization Form substantially in the form of EXHIBIT E hereto, which shall authorize Lender to take all steps necessary or desirable to cause payments due Lender by Borrower hereunder to be made via an ACH system. In the event the ACH payment arrangement is terminated for any reason, Borrower shall make all payments due to Lender by payments to Lender at the address specified in SECTION 11, in lawful money of the United States and in good same day or immediately available funds.

                  (B) DATE. Whenever any payment due hereunder shall fall due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall be included in the computation of interest or fees, as the case may be.

                  (C) DEFAULT RATE. If either (i) any amounts required to be paid by Borrower under this Agreement or the other Loan Documents (including principal, interest, the Final Payment payable with respect to any Loan, and any fees or other amounts) remain unpaid after such amounts are due, or (ii) an Event of Default has occurred and is continuing, Borrower shall pay interest on the aggregate, outstanding balance hereunder from the date due or from the date of the Event of Default, as applicable, until such past due amounts are paid in full or until all Events of Default are cured, as applicable, at a per annum rate equal to the Default Rate. All computations of such interest shall be based on a year of three hundred sixty (360) days for actual days elapsed.

            2.7 MINIMUM FUNDING AMOUNT. Except with the prior consent of Lender, in Lender's sole discretion, the amount of any requested Loan shall not be less than the Minimum Funding Amount.

            2.8 CREDITING PAYMENTS. The receipt by Lender of any wire transfer of funds, funds transfer, check, or other item of payment shall be immediately applied conditionally to reduce Obligations, but shall not be considered a payment on account unless such wire transfer is of immediately available federal funds and is made to the appropriate deposit account of Lender or unless and until such check or other item of payment is honored when presented for payment. Notwithstanding anything to the contrary contained herein, any wire transfer or other payment received by Lender after 1:00 p.m. California time shall be deemed to have been received by Lender as of the opening of business on the immediately following Business Day.

            2.9 TERM. This Agreement shall become effective upon acceptance by Lender and shall continue in full force and effect during the Term. Notwithstanding the foregoing, Lender shall have the right to terminate this Agreement immediately and without notice upon the occurrence and continuance of an Event of Default.

      3. CONDITIONS OF LOANS

            3.1 CONDITIONS PRECEDENT TO INITIAL LOAN. The obligation of Lender to make the initial Loan is subject to the condition precedent that Lender shall have received, in form and substance reasonably satisfactory to Lender, all of the following:

                  (A) This Agreement duly executed by Borrower.

                  (B) The Warrants to be issued to Lender and Lighthouse Capital Partners IV, L.P. duly executed by Borrower.

                  (C) The Negative Pledge Agreement in the form of EXHIBIT F to be issued to Lender duly executed by Borrower.
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                  (D) Borrower shall have delivered to Lender a payoff letter in form and substance reasonably satisfactory to Lender with respect to the SVB Obligations and provide evidence of the full release of any and all liens related to the SVB Obligations.

                  (E) The ACH Authorization Form in the form of EXHIBIT E attached hereto duly executed and delivered by Borrower.

                  (F) Copies of the contracts and agreements referenced in
SECTION 5.14, and any third party consents required by Borrower thereunder for the execution, delivery and performance of the Loan Documents.

                  (G) An officer's certificate of Borrower with copies of the following documents attached: (i) the certificate of incorporation and by-laws of Borrower certified by Borrower as being in full force and effect on the Funding Date, (ii) incumbency and representative signatures, and (iii) resolutions authorizing the execution and delivery of this Agreement and each of the other Loan Documents.

                  (H) A good standing certificate from Borrower's state of incorporation and the state in which Borrower's principal place of business is located, together with certificates of the applicable governmental authorities stating that Borrower is in compliance with the franchise tax laws of each such state, each dated as of a recent date.

                  (I) The insurance coverage required by SECTION 6.9 of this Agreement.

                  (J) All necessary consents of shareholders and other third parties with respect to the execution, delivery and performance of this Agreement, the Warrants and the other Loan Documents.

                  (K) Payment of any unreimbursed Lender's Expenses.

                  (L) Such other documents, and completion of such other matters, as Lender may reasonably deem necessary or appropriate.

            3.2 CONDITIONS PRECEDENT TO ALL LOANS. The obligation of Lender to make each Loan, including the initial Loan, is further subject to the following conditions:

                  (A) Evidence that no Default or Event of Default shall have occurred and be continuing.

                  (B) Borrower shall have provided to Lender with respect to the Collateral, vendor invoices, bills of sale, receipts, agreements, proof of payment, and other documents as Lender shall reasonably request to evidence the ownership by Borrower of, and the payment in full of the purchase price of, such Collateral, each in form and substance reasonably satisfactory to Lender.

                  (C) Borrower and Lender shall have executed a Loan Agreement Supplement with respect to the proposed Loan.

                  (D) Lender shall have received such documents, instruments and agreements, including UCC financing statements or amendments to UCC financing statements, as Lender shall reasonably request to evidence the perfection and priority of the security interests granted to Lender pursuant to SECTION 4.

                  (E) Borrower shall have delivered to Lender a subordination agreement, release, or estoppel letter, as appropriate, from any Person having an existing Lien superior to the Lien of Lender on any item of Collateral.

                  (F) Such other documents, and completion of such other matters, as Lender may reasonably deem necessary or appropriate.

            3.3 COVENANT TO DELIVER. Borrower agrees (not as a condition but as a covenant) to deliver to Lender each item required to be delivered to Lender as a condition to the Loan, if such Loan is advanced. Borrower
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expressly agrees that the extension of such Loan prior to the receipt by Lender of any such item shall not constitute a waiver by Lender of Borrower's obligation to deliver such item.

      4. CREATION OF SECURITY INTEREST

            4.1 GRANT OF SECURITY INTEREST. Borrower grants to Lender a valid, first priority, continuing security interest in all presently existing and hereafter acquired or arising Collateral in order to secure prompt, full and complete payment of any and all Obligations and in order to secure prompt, full and complete performance by Borrower of each of its covenants and duties under each of the Loan Documents.

            4.2 DURATION OF SECURITY INTEREST. Lender's security interest in the Collateral shall continue until the payment in full and the satisfaction of all Obligations, whereupon such security interest shall terminate; provided, however, if any item of Collateral is subject to an Event of Loss, then following the prepayment of the Loan with respect to such item pursuant to
SECTION 2.5, Lender shall release its security interest in such item of Collateral. Lender shall, at Borrower's sole cost and expense, execute such further documents and take such further actions as may be necessary to effect the release contemplated by this SECTION 4.2, including duly executing and delivering termination statements for filing in all relevant jurisdictions under the Code.

            4.3 POSSESSION OF COLLATERAL. So long as no Event of Default has occurred and is continuing, Borrower shall remain in full possession, enjoyment and control of the Collateral (except only as may be otherwise required by Lender for perfection of their security interest therein) and shall be entitled to manage, operate and use the same and each part thereof with the rights and franchises appertaining thereto; provided, however, that the possession, enjoyment, control and use of the Collateral shall at all times be subject to the observance and performance of the terms of this Agreement.

            4.4 MARKINGS ON THE COLLATERAL. At Lender's reasonable request at any time during the Term of the Loan (including any extension thereof), Borrower shall place in a conspicuous location on each item of Collateral a plaque or other marking to be supplied by Lender which reads substantially as follows:

            Lighthouse Capital Partners V, L.P. has a first priority security interest in this item of equipment.

Such plaque or other marking shall not be removed (or if removed or damaged such plaque or other marking shall be replaced) until the security interest in favor of Lender in such item of Collateral is terminated pursuant to this Agreement.

            4.5 DELIVERY OF ADDITIONAL DOCUMENTATION REQUIRED. Borrower shall from time to time execute and deliver to Lender, all financing statements and other documents such Lender may reasonably request, in form reasonably satisfactory to Lender, to perfect and continue Lender's perfected security interests in the Collateral and in order to consummate fully all of the transactions contemplated under the Loan Documents.

            4.6 RIGHT TO INSPECT. So long as no Event of Default has occurred and is continuing, Lender (through any of its officers, employees, or agents) shall have the right, up to two (2) times each calendar year, upon reasonable prior notice, from time to time during Borrower's usual business hours, to check, test, and appraise the Collateral, and to review such records as are kept by the Borrower in the ordinary course of its business relating to ownership, repair, and insurance of the Collateral.

      5. REPRESENTATIONS AND WARRANTIES

            Borrower represents, warrants and covenants as follows:

            5.1 DUE ORGANIZATION AND QUALIFICATION. Borrower is a corporation duly existing and in corporate good standing under the laws of its state of incorporation and qualified and licensed to do business in, and is in good standing in, any state in which the conduct of its business or its ownership of Property requires that it be so qualified or in which the Collateral is located, except for such states as to which any failure so to qualify would not have a material adverse effect on Borrower.

            5.2 AUTHORITY. Borrower has all necessary power and authority to execute, deliver, and perform in accordance with the terms thereof, the Loan Documents to which it is a party. Borrower has all requisite power and authority to own and operate its properties and to carry on its businesses as now conducted.

            5.3 SUBSIDIARIES. Borrower has no Subsidiaries, except those listed in SCHEDULE 2 hereto.

            5.4 CONFLICT WITH OTHER INSTRUMENTS, ETC. Neither the execution and delivery of any Loan Document to which Borrower is a party nor the consummation of the transactions therein contemplated nor compliance with the terms, conditions and provisions thereof will conflict with or result in a breach of any of the terms, conditions or provisions of the certificate of incorporation and the by-laws, or other organizational documents of Borrower, or any applicable law or regulation, or any order, writ, injunction or decree of any court or governmental instrumentality specifically naming Borrower or its Subsidiaries, or any material agreement or instrument to which Borrower is a party or by which it or any of its properties is bound or to which it or any of its properties is subject, or constitute a default thereunder or result in the creation or imposition of any Lien, other than Permitted Liens.

            5.5 AUTHORIZATION; ENFORCEABILITY. The execution and delivery of this Agreement, the granting of the security interest in the Collateral, the incurring of the Loans, the execution and delivery of the other Loan Documents to which Borrower is a party and the consummation of the transactions herein and therein contemplated have each been duly authorized by all necessary action on the part of Borrower. The Loan Documents have been duly executed and delivered and constitute legal, valid and binding obligations of Borrower, enforceable in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws of general application relating to or affecting the enforcement of creditors' rights or by general principles of equity.

            5.6 NO PRIOR ENCUMBRANCES. Borrower has good and indefeasible title to the Collateral, free and clear of liens, claims, security interests, or encumbrances, except as listed on Schedule 5.6 and except for the first priority lien held by the Lender and except for other Permitted Liens. Borrower has not acquired any part of the Collateral from an assignor outside the ordinary course of such assignor's business.

            5.7 NAME; LOCATION OF CHIEF EXECUTIVE OFFICE, PRINCIPAL PLACE OF BUSINESS AND COLLATERAL. Borrower has not done business under any name other than that specified on the signature page hereof, except as listed on SCHEDULE
5.7. The chief executive office, principal place of business, and the place where Borrower maintains its records concerning the Collateral are presently located at the address set forth in SECTION 11. The Collateral is presently located at the addresses set forth in SCHEDULE 3 or as listed on each Loan Agreement Supplement.

            5.8 LITIGATION. There are no actions or proceedings pending by or against Borrower before any court or administrative agency in which an adverse decision could have a material adverse effect on Borrower or the aggregate value of the Collateral. Borrower does not have knowledge of any such pending or threatened actions or proceedings. Borrower will promptly notify Lender in writing if any action, proceeding or governmental investigation involving Borrower is commenced that may reasonably be expected to result in damages or costs to Borrower of One Hundred Thousand Dollars ($100,000) or more.

            5.9 FINANCIAL STATEMENTS. All financial statements relating to Borrower or any Affiliate that have been or may hereafter be delivered by Borrower to Lender present fairly in all material respects Borrower's financial condition as of the date thereof and Borrower's results of operations for the period then ended.

            5.10 SOLVENCY. Borrower is solvent and able to pay its debts (including trade debts) as they mature.

            5.11 TAXES. Borrower has filed or caused to be filed all franchise, income, sales and use tax returns required to be filed, and has paid, or has made adequate provision for the payment of, all such taxes that are due and payable, except for such taxes that are being contested in good faith by appropriate proceedings and for which adequate reserves have been created in accordance with generally accepted accounting principles.

            5.12 CONSENTS AND APPROVALS. No approval, authorization or consent of any trustee or holder of any material indebtedness or obligation of Borrower or of any other Person under any such material agreement, contract, lease or license or similar document or instrument to which Borrower is a party or by which Borrower is bound, is required to be obtained by Borrower in order to make or consummate the transactions contemplated under the Loan

Documents. All consents and approvals of, filings and registrations with, and other actions in respect of, all Governmental Authorities required to be obtained by Borrower in order to make or consummate the transactions contemplated under the Loan Documents have been, or prior to the time when required will have been, obtained, given, filed or taken and are or will be in full force and effect.

            5.13 TRADEMARKS, PATENTS, COPYRIGHTS, FRANCHISES AND LICENSES. Borrower owns, licenses, or otherwise controls all necessary trademarks, trade names, copyrights, patents, patent rights, franchises and licenses which are material to the conduct of its business as now operated.

            5.14 MATERIAL CONTRACTS. Borrower has disclosed to Lender in writing all currently effective contracts and agreements (whether written or oral) to which Borrower is a party that are material to the conduct of its business as now operated. There are no material defaults under any such contract or agreement by Borrower. Borrower has delivered to Lender true and correct copies of all such contracts or agreements (or, with respect to oral contracts or agreements, written descriptions of the material terms thereof).

            5.15 FULL DISCLOSURE. No representation, warranty or other statement made by Borrower in any Loan Document, certificate or written statement furnished to Lender contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained in such certificates or statements not misleading.

      6. AFFIRMATIVE COVENANTS

            Borrower covenants and agrees that, until the full and complete payment of the Obligations and the termination of the Commitments, Borrower shall do all of the following:

            6.1 GOOD STANDING. Borrower shall maintain its corporate existence and its corporate good standing in its jurisdiction of incorporation and maintain qualification in each jurisdiction in which the failure to so qualify could reasonably be expected to have a material adverse effect on the financial condition, operations or business of Borrower. Borrower shall maintain in force all governmental licenses, approvals and agreements, the loss of which could have a material adverse effect on its financial condition, operations or business.

            6.2 GOVERNMENT COMPLIANCE. Borrower shall comply with all statutes, laws, ordinances and government rules and regulations to which it is subject, noncompliance with which could reasonably be expected to materially adversely affect the financial condition, operations or business of Borrower.

            6.3 FINANCIAL STATEMENTS, REPORTS, CERTIFICATES. Borrower shall deliver or make available to Lender (which may include filing with the Securities and Exchange Commission): (a) as soon as available, but in any event within forty-five (45) days after the end of each of Borrower's fiscal quarters, a company prepared balance sheet, income statement and cash flow statement covering Borrower's operations during such period, certified by a Responsible Officer; (b) as soon as available, but in any event within ninety (90) days after the end of Borrower's fiscal year, audited financial statements of Borrower prepared in accordance with generally accepted accounting principles, consistently applied, together with an unqualified opinion on such financial statements of a nationally recognized or other independent public accounting firm reasonably acceptable to Lender; and (c) promptly upon becoming available, copies of all statements, reports and notices required by applicable securities laws to be sent or made available generally by Borrower to its security holders.

            6.4 CERTIFICATES OF COMPLIANCE. Each time financial statements are furnished pursuant to SECTION 6.3 above, there shall be delivered to Lender a certificate signed by a Responsible Officer (each an "Officer's Certificate") with respect to such financial reports to the effect that: (i) no Event of Default or Default has occurred and is continuing hereunder since the date of this Agreement or, if later, since the date of the prior Officer's Certificate or, if such an event or condition has occurred and is continuing, the nature and extent thereof and the action Borrower proposes to take with respect thereto, and (ii) Borrower is in compliance with the provisions of SECTIONS 6 AND 7.

            6.5 NOTICE OF EVENT OF LOSS. As soon as possible, and in any event within twenty (20) days thereafter, Borrower shall notify Lender in writing in reasonable detail of any Event of Loss resulting in the loss of Collateral with a Stated Cost exceeding Three Percent (3.0%) of the outstanding principal amount of the Loans.

            6.6 NOTICE OF DEFAULTS. As soon as possible, and in any event within five (5) days after the discovery of a Default or an Event of Default provide Lender with an Officer's Certificate of Borrower setting forth the facts relating to or giving rise to such Default or Event of Default and the action which Borrower proposes to take with respect thereto.

            6.7 TAXES. Borrower shall make due and timely payment or deposit of all material federal, state, and local taxes, assessments, or contributions required of it by law or imposed upon any properties belonging to it, and will execute and deliver to Lender, on demand, appropriate certificates attesting to the payment or deposit thereof; and Borrower will make timely payment or deposit of all material tax payments and withholding taxes required of it by applicable laws, including those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, and will, upon request, furnish Lender with proof satisfactory to Lender indicating that Borrower has made such payments or deposits; provided that Borrower need not make any payment if the amount or validity of such payment is contested in good faith by appropriate proceedings and is adequately reserved against by Borrower.

            6.8 USE; MAINTENANCE.

                  (A) Borrower, at its expense, shall make all necessary site preparations and cause the Collateral to be operated materially in accordance with any applicable manufacturer's manuals or instructions. So long as no Default or Event of Default has occurred and is continuing, Borrower shall have the right to quietly possess and use the Collateral as provided herein without interference by Lender (except as necessary to protect Lender's security interest in the Collateral).

                  (B) Borrower, at its expense, shall maintain the Collateral, taken as a whole, in good condition, reasonable wear and tear excepted, and will comply in all material respects with all laws, rules and regulations to which the use and operation of the Collateral may be or become subject. Such obligation shall extend to repair and replacement of any partial loss or damage to the Collateral, taken as a whole, regardless of the cause. All parts furnished in connection with such maintenance or repair shall immediately become part of the Collateral. All such maintenance, repair and replacement services shall be immediately paid for and discharged by Borrower with the result that no Lien will attach to the Collateral.

            6.9 INSURANCE.

                  (A) Borrower, at its own expense, shall obtain and maintain in amounts and coverages reasonably satisfactory to Lender (i) insurance against loss or damage to the Collateral, and (ii) such other insurance with respect to the conduct of its business against loss from such risks and in such amounts as is customary for companies engaged in similar businesses with similar scope of operations. The amount of insurance covering loss or damage to the Collateral shall be the lesser of (i) the Stipulated Loan Value (as defined in SECTION 1.1) of all Collateral outstanding under the Loan Documents, or (ii) Ten Million Dollars ($10,000,000).

                  (B) Each such insurance policy shall: (i) name Lender loss payee or additional insured, as appropriate, (ii) provide for insurer's waiver of its right of subrogation against Lender and Borrower, (iii) provide that such insurance shall not be invalidated by any action of, or breach of warranty by, Borrower and waive set-off, counterclaim or offset against Lender, (iv) provide that Borrower's insurance shall be primary without a right of contribution of Lender's insurance, if any, or any obligation on the part of Lender to pay premiums of Borrower, and (v) require the insurer to give Lender at least thirty
(30) days prior written notice of cancellation. Borrower shall, on or prior to the first disbursement of funds hereunder and prior to each policy renewal, furnish to Lender certificates of insurance. Borrower shall give Lender prompt notice of any damage to, or loss of, any Collateral.

            6.10 LOSS; DAMAGE; DESTRUCTION AND SEIZURE.

                  (A) Borrower shall bear the risk of the Collateral being lost, stolen, destroyed, damaged beyond repair, rendered permanently unfit for use, or seized by a governmental authority for any reason whatsoever at any time until the expiration or termination of the Term.

                  (B) If during the Term any item of Collateral becomes obsolete or is lost, stolen, destroyed, damaged beyond repair, rendered permanently unfit for use, or seized by a governmental authority for any reason whatsoever for a period equal to at least the remainder of the Term (an "Event of Loss"), then in each case Lender shall receive from the proceeds of insurance maintained pursuant to SECTION 6.9, from any award paid by the seizing governmental authority or, to the extent not received from the proceeds of insurance or award or both, from Borrower, on or before the Payment Date next succeeding such Event of Loss, an amount equal to the sum of: (i) all accrued and unpaid Scheduled Payments with respect to such Loan due prior to the next such Payment Date, (ii) a prepayment in an amount equal to the Stipulated Loan Value with respect to such Loan multiplied by the Prepayment Amount of each affected item of Collateral and (iii) all other sums, if any, that shall have become due and payable hereunder with respect to such Loan, including interest at the Default Rate with respect to any past due amounts. On the date of receipt by Lender of the amount specified above with respect to each such item of Collateral subject to an Event of Loss, this Agreement shall terminate as to such Collateral. Except as provided in SECTION 6.10(C), any proceeds of insurance maintained by Borrower pursuant to SECTION 6.9 and received by Borrower shall be paid to Lender promptly upon their receipt by Borrower. If any proceeds of insurance or awards received from governmental authorities are in excess of the amount owed under this SECTION 6.10, Lender shall promptly remit to Borrower the amount in excess of the amount owed to Lender.

                  (C) So long as no Event of Default has occurred and is continuing, any proceeds of insurance maintained pursuant to SECTION 6.9 received by Lender or Borrower with respect to an item of Collateral, the repair of which is practicable, shall, at the election of Borrower, be applied either to the repair or replacement of such Collateral or, upon Lender's receipt of evidence of the repair or replacement of the Collateral reasonably satisfactory to Lender, to the reimbursement of Borrower for the cost of such repair or replacement. All replacement parts and equipment acquired by Borrower in replacement of Collateral pursuant to this SECTION 6.10(C) shall immediately become part of the Collateral upon acquisition by Borrower. Borrower shall take such actions and provide such documentation as may be reasonably requested by Lender to protect and preserve their first priority security interest and otherwise to avoid any impairment of Lender's rights under the Loan Documents in connection with such repair or replacement.

            6.11 CONSULTATION RIGHTS. Up and until a Liquidation Event and subject to the limitations set forth in subsections (b) and (c) of this SECTION 6.11, Lender shall have the following consultation rights:

                  (A) Lender shall be entitled to consult with and advise Borrower's management on significant business issues, including management's proposed annual operating plans, and one or more members of management will meet with Lender regularly during each year at mutually agreeable times (at least twice per calendar year) for such consultation and advice and to review progress and operating results.

                  (B) In addition to its rights under SECTION 4.6, Lender may request information at reasonable times and intervals concerning Borrower's financial condition and operations, provided that access to highly confidential information need not be provided unless otherwise required or consented to under this Agreement.

                  (C) Upon Lender's request at reasonable times and intervals, Borrower shall provide Lender's designated representative copies of all notices, minutes, consents and other material that Borrower provides to its board of directors. The representative may be excluded from access to any material or meeting or portion thereof if Borrower believes, upon advice of counsel, that such exclusion is reasonably necessary to preserve the attorney-client privilege, to protect highly confidential information or for other similar reasons, provided that access is not otherwise required pursuant to another provision of this Agreement. Upon reasonable notice and at a scheduled meeting of the Board of Directors or such other time, if any, as the Board of Directors may determine in its sole discretion, such representative may address the Board of Directors with respect to Lender's concerns regarding significant business issues facing Borrower.

                  (D) The rights of Lender under this SECTION 6.11 to consult with and advise Borrower concerning significant business issues shall not be deemed or urged by Borrower to vest Lender with the power or right to control the conduct of management of Borrower. Borrower and Lender agree that nothing in this SECTION 6.11 impairs, vitiates, or limits in any fashion the exercise by Borrower's management of its fiduciary duties.

Notwithstanding the foregoing provisions of this SECTION 6.11, Lender's rights granted herein shall not extend to, and Borrower agrees that Lender has no control, management or influence over Borrower of any kind respecting, any matter concerning: (i) the payment of any vendor or creditor of the Borrower other than Lender, (ii) the content of any document filed with the Securities and Exchange Commission or any other state or federal regulatory body or agency,
(iii) the transport, handling or storage of any material or waste designated as hazardous or otherwise regulated or controlled under any law, regulation or ordinance, (iv) payroll tax, (v) pension plans, or (vi) the termination of non-executive employees.

            6.12 ACH FURTHER ASSURANCES. In addition to and without limitation of SECTION 6.13, Borrower agrees that it shall provide Lender with not less than thirty (30) days prior written notice of the closure or planned depletion of any account designated as an account for ACH debits and/or credits on the ACH Authorization Form executed and delivered by Borrower to Lender. Borrower further agrees that should it establish any other accounts in substitution for such closed or depleted accounts, or shall otherwise establish any new deposit or operating accounts from which payments hereunder may be made, it shall notify Lender of the same and at Lender's request, Borrower shall execute a new ACH Authorization Form in favor of Lender granting Lender authority to create ACH debit and/or credit entries in such accounts for the purposes of effecting payments under SECTION 2.6(A). Borrower shall take all steps reasonably requested by Lender to maintain an ACH payment arrangement with Lender for so long as any Obligations remain outstanding.

            6.13 FURTHER ASSURANCES. At any time and from time to time Borrower shall execute and deliver such further instruments and take such further action as may reasonably be requested by Lender to effect the purposes of this Agreement.

      7. NEGATIVE COVENANTS

            Borrower covenants and agrees that until the full and complete payment of the Obligations and termination of the Commitments, Borrower will not do any of the following:

            7.1 CERTAIN CORPORATE CHANGES. During the continuance of this Agreement, without thirty (30) days prior written notice to Lender, change the state of incorporation, chief executive office or principal place of business, name of the Borrower, or remove or cause to be removed, except in the ordinary course of Borrower's business, the Collateral or the records concerning the Collateral from the premises listed on the cover page.

            7.2 EXTRAORDINARY TRANSACTIONS AND DISPOSAL OF ASSETS. Enter into any transaction not in the ordinary and usual course of Borrower's business, involving the sale, lease, license or other disposition of, moving, relocation, or transfer, whether by sale or otherwise, of all or a material portion of the Collateral.

Notwithstanding anything contained in this SECTION 7.2, the Borrower may do any of the following: (i) grant and transfer licenses and similar arrangements for use of its intellectual property, in arm's length transactions, in the ordinary course of its business for adequate consideration (ii) declare and make any dividend payment payable in its equity securities, (iii) convert any of its convertible securities into other securities pursuant to the terms of such convertible securities or otherwise in exchange therefor, (iv) repurchase stock from former employees of Borrower in accordance with the terms of transfer restriction, repurchase, vesting or similar agreements between Borrower and such employees in its ordinary course of business, (v) repurchase equity securities with the proceeds from the issuance of equity securities, (vi) repurchase, redeem, retire, defease or otherwise acquire for value equity securities in connection with or pursuant to any employees benefit plan or stock option plan of the Borrower, (vii) issue securities for adequate consideration, provided that no Change in Control results from such issuance, (viii) provided no Event of Default has occurred and is continuing or is not caused thereby, mergers, consolidations or acquisitions, which after giving effect thereto, either (A) Borrower is the surviving entity (and no Change in Control has occurred) and (B) Lender's security interests in the Collateral are otherwise not materially impaired and (ix) sell, transfer or dispose of Collateral which has become worn out or has become obsolete with respect to Borrower's business.

            7.3 RESTRUCTURE. Make any material change in Borrower's corporate structure or suspend operation of Borrower's business.

            7.4 LIENS. Create, incur, assume or suffer to exist any Lien or any other encumbrance of any kind with respect to any of its Collateral, whether now owned or hereafter acquired, except for Permitted Liens.

      8. EVENTS OF DEFAULT

            Any one or more of the following events shall constitute an Event of Default by Borrower under this Agreement:

            8.1 PAYMENT DEFAULT. If Borrower fails to pay when due and payable or when declared due and payable in accordance with the Loan Documents, any portion of the Obligations. Notwithstanding the foregoing, to the extent such failure to pay is solely the result of Lender's error to properly deduct payments with respect to ACH, an Event of Default will not take effect until five (5) days after notice by Lender.

            8.2 CERTAIN COVENANT DEFAULTS. If Borrower fails to perform any obligation under SECTIONS 6.9, 6.10 or 6.11, or violates any of the covenants contained in SECTION 7 of this Agreement.

            8.3 OTHER COVENANT DEFAULTS. If Borrower fails or neglects to perform, keep, or observe any other material term, provision, condition, covenant, or agreement contained in this Agreement, in any of the other Loan Documents, or in any other present or future agreement between Borrower and Lender and as to any default under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure such default within fifteen (15) days after the occurrence of such default.

            8.4 ATTACHMENT. If any material portion of Borrower's assets is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any trustee, receiver or Person acting in a similar capacity and such attachment, seizure, writ or distress warrant or levy has not been removed, discharged or rescinded within ten (10) days, or if Borrower is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs, or if a judgment or other claim becomes a lien or encumbrance upon any material portion of Borrower's assets, or if a notice of lien, levy, or assessment is filed of record with respect to any of Borrower's assets by the United States Government, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, and the same is not paid within ten (10) days after Borrower receives notice thereof, provided that none of the foregoing shall constitute an Event of Default where such action or event is stayed or an adequate bond has been posted pending a good faith contesting by Borrower.

            8.5 OTHER AGREEMENTS. If there is a default in any agreement to which Borrower is a party with a third party or parties resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any material Indebtedness.

            8.6 JUDGMENTS. If a judgment or judgments for the payment of money in an amount, individually or in the aggregate, of at least Two Hundred Fifty Thousand Dollars ($250,000) shall be rendered against Borrower and shall remain unsatisfied and unstayed for a period of thirty (30) days.

            8.7 REDEMPTION OR REPURCHASE. Unless expressly permitted by the second paragraph of SECTION 7.2, Borrower shall not, after the date of this Agreement, redeem or repurchase (a) any shares of any class or series of its preferred stock, except in accordance with the terms of transfer restriction, repurchase, vesting or similar agreements between Borrower and such securityholders in its ordinary course of business or (b) more than Two Hundred Thousand Dollars ($200,000) in the aggregate annually of shares of its common stock, in each case whether pursuant to a mandatory redemption or otherwise, absent Lender's prior consent, which consent will not be unreasonably withheld.

            8.8 MISREPRESENTATIONS. If any material misrepresentation or material misstatement exists now or hereafter in any warranty, representation, statement, or report made to Lender by Borrower or any officer, employee, agent, or director of Borrower.

            8.9 BREACH OF WARRANTS. If Borrower shall materially breach the terms of the Warrants.

            8.10 ENFORCEABILITY. If any Loan Document shall in any material respect cease to be, or Borrower shall assert that any Loan Document is not, a legal, valid and binding obligation of Borrower enforceable in accordance with its terms.

            8.11 INVOLUNTARY BANKRUPTCY OR INSOLVENCY. If a proceeding shall have been instituted in a court having jurisdiction in the premises seeking a decree or order for relief in respect of Borrower in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or for the appointment of a receiver, liquidator, assignee, custodian, trustee (or similar official) of Borrower or for any substantial part of its property, or for the winding-up or liquidation of its affairs, and such proceeding shall remain undismissed or unstayed and in effect for a period of forty-five (45) consecutive days or such court shall enter a decree or order granting the relief sought in such proceeding.

            8.12 VOLUNTARY BANKRUPTCY OR INSOLVENCY. If Borrower shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian (or other similar official) of Borrower or for any substantial part of its property, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action in furtherance of any of the foregoing.

      9. LENDER'S RIGHTS AND REMEDIES

            9.1 RIGHTS AND REMEDIES. Upon the occurrence and continuance of any Default or Event of Default, Lender shall have no further obligation to advance money or extend credit to or for the benefit of Borrower. In addition, upon the occurrence and during the continuance of an Event Of Default, Lender shall have the rights, options, duties and remedies of a secured party as permitted by law and, in addition to and without limitation of the foregoing, Lender may, at their election, without notice of election and without demand, do any one or more of the following, all of which are authorized by Borrower:

                  (A) Declare all Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, including the Stipulated Loan Value of the Loan Amount of each Loan, immediately due and payable (provided that upon the occurrence of an Event of Default described in SECTION 8.11 or 8.12 all Obligations shall become immediately due and payable without any action by Lender);

                  (B) Without notice to or demand upon Borrower, make such payments and do such acts as Lender consider necessary or reasonable to protect their security interest in the Collateral. Borrower agrees to assemble the Collateral if Lender so requires, and to make the Collateral available to Lender as Lender may designate. Borrower authorizes Lender to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any encumbrance, charge, or lien which in Lender's determination appears to be prior or superior to their security interest and to pay all expenses incurred in connection therewith. With respect to any of Borrower's owned premises, Borrower hereby grants Lender a license to enter into possession of such premises and to occupy the same, without charge, for up to one hundred twenty (120) days in order to exercise any of Lender's rights or remedies provided herein, at law, in equity, or otherwise;

                  (C) Without notice to Borrower, set off and apply to the Obligations any and all indebtedness at any time owing to or for the credit or the account of Borrower;

                  (D) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Collateral. Lender is hereby granted a license or other right, solely pursuant to the provisions of this SECTION 9.1, to use, without charge, Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any Property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Lender's exercise of their rights under this SECTION 9.1, Borrower's rights under all licenses and all franchise agreements shall inure to Lender's benefit;

                  (E) Sell the Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrower's premises) as Lender determines are commercially reasonable;

                  (F) Lender may credit bid and purchase at any public sale; and

                  (G) Any deficiency that exists after disposition of the Collateral as provided above will be paid immediately by Borrower.

            9.2 WAIVER BY BORROWER. Upon the occurrence of an Event of Default, to the extent permitted by law, Borrower covenants that it will not at any time insist upon or plead, or in any manner whatever claim or take any benefit or advantage of, any stay or extension of law now or at any time hereafter in force, nor claim, take nor insist upon any benefit or advantage of or from any law now or hereafter in force providing for the valuation or appraisement of the Collateral or any part thereof prior to any sale or sales thereof to be made pursuant to any provision herein contained, or to the decree, judgment or order of any court of competent jurisdiction; nor, after such sale or sales, claim or exercise any right under any statute now or hereafter made or enacted by any state or otherwise to redeem the Property so sold or any part thereof, and, to the full extent legally permitted, except as to rights expressly provided herein, hereby expressly waives for itself and on behalf of each and every Person, except decree or judgment creditors of Borrower acquiring any interest in or title to the Collateral or any part thereof subsequent to the date of this Agreement, all benefit and advantage of any such law or laws, and covenants that it will not invoke or utilize any such law or laws or otherwise hinder, delay or impede the execution of any power herein granted and delegated to Lender, but will suffer and permit the execution of every such power as though no such power, law or laws had been made or enacted.

            9.3 EFFECT OF SALE. Any sale, whether under any power of sale hereby given or by virtue of judicial proceedings, shall operate to divest all right, title, interest, claim and demand whatsoever, either at law or in equity, of Borrower in and to the Property sold, and shall be a perpetual bar, both at law and in equity, against Borrower, its successors and assigns, and against any and all Persons claiming the Property sold or any part thereof under, by or through Borrower, its successors or assigns.

            9.4 POWER OF ATTORNEY IN RESPECT OF THE COLLATERAL. Borrower does hereby irrevocably appoint Lender (which appointment is coupled with an interest) on the occurrence and continuance of a Default or an Event of Default, the true and lawful attorney in fact of Borrower with full power of substitution, for it and in its name: (a) to ask, demand, collect, receive, receipt for, sue for, compound and give acquittance for any and all rents, issues, profits, avails, distributions, income, payment draws and other sums in which a security interest is granted under SECTION 4 with full power to settle, adjust or compromise any claim thereunder as fully as if Lender were Borrowers themselves, (b) to receive payment of and to endorse the name of Borrower to any items of Collateral (including checks, drafts and other orders for the payment of money) that come into such Lender's possession or under such Lender's control, (c) to make all demands, consents and waivers, or take any other action with respect to, the Collateral, (d) in Lender's discretion to file any claim or take any other action or proceedings, either in its own name or in the name of Borrower or otherwise, which Lender may reasonably deem necessary or appropriate to protect and preserve the right, title and interest of Lender in and to the Collateral, or (e) to otherwise act with respect thereto as though Lender were the outright owner of the Collateral.

            9.5 LENDER'S EXPENSES. If Borrower fails to pay any amounts or furnish any required proof of payment due to third persons or entities, as required under the terms of this Agreement, then Lender may do any or all of the following: (a) make payment of the same or any part thereof; (b) set up such reserves in Borrower's loan account as Lender deems necessary to protect Lender from the exposure created by such failure; or (c) obtain and maintain insurance policies of the type discussed in SECTION 6.9(A)(I) of this Agreement, and take any action with respect to such policies as Lender deem prudent. Any amounts paid or deposited by Lender shall constitute Lender's Expenses, shall be immediately due and payable, and shall bear interest at the then applicable rate hereinabove provided, and shall be secured by the Collateral. Any payments made by Lender shall not constitute an agreement by Lender to make similar payments in the future or a waiver by Lender of any Event of Default under this Agreement.

            9.6 REMEDIES CUMULATIVE. Lender's rights and remedies under this Agreement, the Loan Documents, and all other agreements shall be cumulative. Lender shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by Lender of one right or remedy shall be deemed an election, and no waiver by Lender of any Event of Default on Borrower's part shall be deemed a continuing waiver. No delay by Lender shall constitute a waiver, election, or acquiescence by it.

            9.7 APPLICATION OF COLLATERAL PROCEEDS. The proceeds and/or avails of the Collateral, or any part thereof, and the proceeds and the avails of any remedy hereunder (as well as any other amounts of any kind held by Lender at the time of or received by Lender after, the occurrence of an Event of Default hereunder) shall be paid to and applied as follows:

                  (A) First, to the payment of out-of-pocket costs and expenses, including all amounts expended to preserve the value of the Collateral, of foreclosure or suit, if any, and of such sale and the exercise of any other rights or remedies, and of all proper fees, expenses, liability and advances, including reasonable legal expenses and attorneys' fees, incurred or made hereunder by Lender;

                  (B) Second, to the payment to Lender of the amount then owing or unpaid on the Loans for Scheduled Payments, the Stipulated Loan Value of the Loan Amount, and all other Obligations with respect to all Loans, and in case such proceeds shall be insufficient to pay in full the whole amount so due, owing or unpaid upon the Loans, then to the unpaid interest thereon, then to unpaid principal thereof, then to the Stipulated Loan Value of the

Loan Amount with respect to the Loan, and then to the payment of other amounts then payable to Lender under any of the Loan Documents; and

                  (C) Third, to the payment of the surplus, if any, to Borrower, its successors and assigns, or to whomsoever may be lawfully entitled to receive the same.

            9.8 REINSTATEMENT OF RIGHTS. If Lender shall have proceeded to enforce any right under this Agreement or any other Loan Document by foreclosure, sale, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely, then and in every such case (unless otherwise ordered by a court of competent jurisdiction), Lender shall be restored to their former position and rights hereunder with respect to the Property subject to the security interest created under this Agreement.

      10. WAIVERS; INDEMNIFICATION

            10.1 DEMAND; PROTEST. Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees at any time held by Lender on which Borrower may in any way be liable.

            10.2 LENDER'S LIABILITY FOR COLLATERAL. So long as Lender complies with its obligations, if any, under the Code, Lender shall not in any way or manner be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage thereto occurring or arising in any manner or fashion from any cause; (c) any diminution in the value thereof; or (d) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person whomsoever. All risk of loss, damage or destruction of the Collateral shall be borne by Borrower.

            10.3 INDEMNIFICATION. Whether or not the transactions contemplated hereby shall be consummated:

                  (A) GENERAL INDEMNITY. Borrower shall pay, indemnify, and hold Lender and each of its officers, directors, employees, general counsel, limited partners, agents and attorneys-in-fact (each, an "Indemnified Person") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses or disbursements (including Lender's Expenses and reasonable attorney's fees and the allocated cost of in-house counsel) of any kind or nature whatsoever arising from Borrower's breach or any representation or warranty or failure to perform any covenant or obligation contained in the Loan Documents (including any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, dissolution or relief of debtors or any appellate proceeding) related to this Agreement or the Loans) (all the foregoing, collectively, the "Indemnified Liabilities"); provided, that Borrower shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities arising from the gross negligence or willful misconduct of such Indemnified Person.

                  (B) SURVIVAL; DEFENSE. The obligations in this SECTION 10.3 shall survive payment of all other Obligations. At the election of any Indemnified Person, Borrower shall defend such Indemnified Person using legal counsel reasonably satisfactory to such Indemnified Person in such Person's sole discretion, at the sole cost and expense of Borrower. All amounts owing under this SECTION 10.3 shall be paid within thirty (30) days after written demand.

      11. NOTICES

            Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other agreement entered into in connection herewith shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by certified mail, postage prepaid, return receipt requested, or by prepaid facsimile to Borrower or to Lender, as the case may be, at their respective addresses set forth below:

           If to Borrower:                Alnylam Pharmaceuticals, Inc.
                                          790 Memorial Drive
                                          Suite 202
                                          Cambridge, MA 02139

                                          Attention:  Chief Financial Officer
                                          FAX:  (617) 252-0011

           With a copy to:                The Helix Law Group, P.C.
                                          One Broadway, 14th Floor
                                          Cambridge, MA 02142
                                          Attention:  Joseph L. Faber
                                          FAX:  (617) 507-5858

           If to Lender:                  Lighthouse Capital Partners V, L.P.
                                          500 Drake's Landing Road
                                          Greenbrae, California  94904-3011
                                          Attention:  Contract Administration
                                          FAX:  (415) 925-3387

      The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other.

      12. GENERAL PROVISIONS

            12.1 SUCCESSORS AND ASSIGNS. This Agreement shall bind and inure to the benefit of the respective successors and permitted assigns of each of the parties; provided, however, that neither this Agreement nor any rights hereunder may be assigned by Borrower (except by operation of law with respect to permitted transactions hereunder) without Lender's prior written consent, which consent may be granted or withheld in Lender's sole discretion. Lender shall have the right without the consent of or notice to Borrower to sell, transfer, negotiate, or grant participations in all or any part of, or any interest in such Lender's rights and benefits hereunder.

            12.2 TIME OF ESSENCE. Time is of the essence for the performance of all obligations set forth in this Agreement.

            12.3 SEVERABILITY OF PROVISIONS. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

            12.4 ENTIRE AGREEMENT; CONSTRUCTION; AMENDMENTS AND WAIVERS.

                  (A) This Agreement and each of the other Loan Documents dated as of the date hereof, taken together, constitute and contain the entire agreement between Borrower and Lender and supersede any and all prior agreements, negotiations, correspondence, understandings and communications between the parties, whether written or oral, respecting the subject matter hereof.

                  (B) This Agreement is the result of negotiations between and has been reviewed by each of Borrower and Lender executing this Agreement as of the date hereof and their respective counsel; accordingly, this Agreement shall be deemed to be the product of the parties hereto, and no ambiguity shall be construed in favor of or against Borrower or Lender. Borrower and Lender agree that they intend the literal words of this Agreement and the other Loan Documents and that no parol evidence shall be necessary or appropriate to establish Borrower's or Lender's actual intentions.

                  (C) Any and all amendments, modifications, discharges or waivers of, or consents to any departures from any provision of this Agreement or of any of the other Loan Documents shall not be effective without the written consent of Lender. Any waiver or consent with respect to any provision of the Loan Documents shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on Borrower in any case shall entitle Borrower to any other or further notice or demand in similar or other circumstances. Any amendment, modification, waiver or consent effected in accordance with this SECTION 12.4 shall be binding upon Lender and on Borrower.

            12.5 RELIANCE BY LENDER. All covenants, agreements, representations and warranties made herein by Borrower shall, notwithstanding any investigation by Lender, be deemed to be material to and to have been relied upon by Lender.

            12.6 NO SET-OFFS BY BORROWER. All sums payable by Borrower pursuant to this Agreement or any of the other Loan Documents shall be payable without notice or demand and shall be payable in United States Dollars without set-off or reduction of any manner whatsoever.

            12.7 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement.

            12.8 SURVIVAL. All covenants, representations and warranties made in this Agreement shall continue in full force and effect so long as any Obligations remain outstanding. The obligations of Borrower to indemnify Lender with respect to the expenses, damages, losses, costs and liabilities described in SECTION 10.3 shall survive until all applicable statute of limitations periods with respect to actions that may be brought against Lender have run.

      13. RELATIONSHIP OF PARTIES. Borrower and Lender acknowledge, understand and agree that the relationship between the Borrower, on the one hand, and Lender, on the other, is, and at all times shall remain solely that of a borrower and lender. Lender shall not under any circumstances be construed to be a partner or joint venturer of Borrower or any of its Affiliates; nor shall the Lender under any circumstances be deemed to be in a relationship of confidence or trust or a fiduciary relationship with Borrower or any of its Affiliates, or to owe any fiduciary duty to Borrower or any of its Affiliates. Lender do not undertake or assume any responsibility or duty to Borrower or any of its Affiliates to select, review, inspect, supervise, pass judgment upon or otherwise inform the Borrower or any of its Affiliates of any matter in connection with its or their Property, any Collateral held by Lender or the operations of Borrower or any of its Affiliates. Borrower and each of its Affiliates shall rely entirely on their own judgment with respect to such matters, and any review, inspection, supervision, exercise of judgment or supply of information undertaken or assumed by Lender in connection with such matters is solely for the protection of Lender and neither Borrower nor any Affiliate is entitled to rely thereon.

      14. CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF BORROWER AND LENDER HEREBY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF SANTA CLARA, STATE OF CALIFORNIA. BORROWER AND LENDER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS.

      15. CONFIDENTIAL DISCLOSURE. Upon execution and delivery of this Agreement, Lender shall also execute and deliver to Borrower the Confidential Disclosure Agreement. Notwithstanding any provision in this Agreement to the contrary, Borrower's obligations under this Agreement to furnish, disclose or make available to Lender non-public information are conditioned on the Confidential Disclosure Agreement remaining in full force and effect, and on Lender being and having been in compliance with all provisions in the Confidential Disclosure Agreement. Notwithstanding any provision in this Agreement to the contrary, prior to an Event of Default, Lender need not furnish, disclose or make available to Lender portions of documents if and to the extent that furnishing, disclosing or making available such portions would cause Borrower to breach an obligation of confidentiality to a third party.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

BORROWER:                              LENDER:

ALNYLAM PHARMACEUTICALS, INC.          LIGHTHOUSE CAPITAL PARTNERS V, L.P.

By:        /s/ David Neafus            By:   LIGHTHOUSE MANAGEMENT PARTNERS V,
    --------------------------------         L.L.C., its general partner
Name:      David Neafus
      ------------------------------
Title:     Interim VP Finance          By:           /s/ Thomas Conneely
       -----------------------------          ----------------------------------
                                       Name:        Thomas Conneely
                                             -----------------------------------
                                       Title:       Vice President
                                              ----------------------------------

Exhibit A                      Collateral
Exhibit B-1 and B-2            Warrants
Exhibit C                      Loan Agreement Supplement
Exhibit D                      Ancillary Documents
Exhibit E                      ACH Authorization Form
Exhibit F                      Negative Pledge Agreement
Exhibit G                      Confidential Disclosure Agreement

Schedule 2                     Subsidiaries
Schedule 3                     Equipment Location Report
Schedule 5.6                   Encumbrances
Schedule 5.7                   Prior Names of Borrower

                           NEGATIVE PLEDGE AGREEMENT

         THIS NEGATIVE PLEDGE AGREEMENT is made as of March 26, 2004, by and between ALNYLAM PHARMACEUTICALS, INC. ("Borrower") and LIGHTHOUSE CAPITAL PARTNERS V, L.P. ("Lender").

      In connection with the Loan Documents being concurrently executed between Borrower and Lender, Borrower agrees as follows:

      Except as otherwise permitted in the Loan Documents or pursuant to a licensing, development or other partnering transaction or other business relationship related to the use or development of Borrower's intellectual property (a) that is in the Borrower's ordinary course of business, or (b) that is not material to the financial condition or results of operations of the Borrower and in which the Borrower receives adequate consideration, or (c) that is approved by the Borrower's Board of Directors consistent with the Delaware General Corporation Law, Borrower shall not sell, transfer, assign, mortgage, pledge, lease, grant a security interest in, or encumber any of Borrower's intellectual property, including, without limitation, the following:

   1) Any and all copyright rights, copyright applications, copyright registration and like protection in each work or authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret, now or hereafter existing, created, acquired or held (collectively, the "Copyrights");

   2) Any and all trade secrets, and any and all intellectual property rights in computer software and computer software products now or hereafter existing, created, acquired or held;

   3) Any and all design rights which may be available to Borrower now or hereafter existing, created, acquired or held;

   4) All patents, patent applications and like protections, including, without limitation, improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same, including, without limitation, the patents and patent applications (collectively, the "Patents");

   5) Any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of Borrower connected with and symbolized by such trademarks (collectively, the "Trademarks");

   6) All licenses or other rights to use any of the Copyrights, Patents or Trademarks and all license fees and royalties arising from such use to the extent permitted by such license or rights; and

   7) All amendments, extensions, renewals and extensions of any of the Copyrights, Patents or Trademarks; and

         It shall be an Event of Default under the Loan Documents between Borrower and Lender if there is a breach of any term of this Negative Pledge Agreement.

     Capitalized items used herein without definition shall have the same meanings as set forth in the Loan and Security Agreement of even date herewith.

BORROWER:                            LENDER:

ALNYLAM PHARMACEUTICALS, INC.        LIGHTHOUSE CAPITAL PARTNERS V, L.P.

By: /s/ David Neafus                 By: LIGHTHOUSE MANAGEMENT
   ---------------------------           PARTNERS V, L.L.C., its general partner

Name:  David Neafus
     -------------------------

Title: Interim VP Finance            By:  /s/ Thomas Conneely
      ------------------------          ----------------------------------

                                     Name:  Thomas Conneely
                                          --------------------------------

                                     Title:  Vice President
                                           -------------------------------